Exhibit 10.2

   DESCRIPTION OF ALEKSANDR CHUIKO VERBAL AGREEMENT WITH KARNET CAPITAL CORP.

Mr. Chuiko, the sole officer and director of Karnet Capital Corp. (the "Company") has verbally agreed to loan the Company funds necessary to complete the registration process on Form S-1. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.


/s/ Aleksandr Chuiko
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Aleksandr Chuiko -  May 25, 2014